Exhibit 15.1

June 24, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	The Goldman Sachs Group, Inc. Registration Statement on Form S-8

Commissioners:

We are aware that our report dated April 9, 2003 on our review of the condensed consolidated statement of financial condition of The Goldman Sachs Group, Inc. and subsidiaries (the Company) as of February 28, 2003, the related condensed consolidated statements of earnings, cash flows and comprehensive income for the three months ended February 28, 2003 and February 22, 2002, and the condensed consolidated statement of changes in shareholders’ equity for the three months ended February 28, 2003, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2003, is incorporated by reference into this Registration Statement on Form S-8. Pursuant to Rule 436(c) under the Securities Act of 1933, such report should not be considered a part of such Registration Statement, and is not a report prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP